SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 23, 2003


                            Daleen Technologies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                        0-27491             65-0944514
     ---------------------------         ---------------     -------------------
    (State or other jurisdiction           (Commission       (IRS Employer
     of incorporation)                     File Number)      Identification No.)


           902 Clint Moore Road, Suite 230, Boca Raton, Florida        33487
 ------------------------------------------------------------------ ------------
               (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000



                               Page 1 of 3 pages.

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Item 5.       Other Events.

          Daleen Technologies, Inc. (the "Company") reports that it has received payment from Allegiance Telecom, Inc. ("Allegiance"), the Company's largest outsourcing services customer, for a portion of amounts due to the Company for services performed prior to the filing by Allegiance on May 14, 2003 for relief under Chapter 11 of the U.S. Bankruptcy Code. The Company also received from Allegiance, on a timely basis, payment for post-petition services provided by the Company. Since the Allegiance filing, the Company has continued to provide outsourcing services to Allegiance in the ordinary course of business between the parties. While the Company anticipates that it will continue to do business with Allegiance while it restructures its operations, there can be no assurance that this business relationship will continue during the course of the Chapter 11 proceedings. If Allegiance ceases to do business with the Company and the Company fails to obtain additional financing or fails to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's ability to operate as a going concern.

Item 7.       Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits

             None







                               Page 2 of 3 pages.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DALEEN TECHNOLOGIES, INC.


                                      By:   /s/ Gordon Quick
                                           -------------------------------------
                                           Gordon Quick
                                           President and Chief Executive Officer

Dated:  June 23, 2003








                                Page 3 of 3 pages.